Exhibit 24

POWER OF ATTORNEY

Each of the undersigned hereby appoints Walter L. Smith as attorney and agent for the undersigned, with full power of substitution, for an in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to the Registration Statements (Form S-8 No. 333-103191, Form S-8 333-103262, Form S-8 333-44735, Form S-8 No. 333-53417, Form S-8 333-37142, Form S-8 No. 333-110666, Form S-8 No. 333-74344, Form S-8 No. 333-74340, Form S-3 No. 333-74564, Form S-4 No. 333-50018, Form S-4 No. 333-135016, Form S-8 No. 333-142528 and Form S-8 No. 333-142622), with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to each registration of securities covered thereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of each registration.

Signature	Title	Date
/s/ Martin L. Vaughan, III	Chairman, Chief Executive	September 30, 2008
Martin L. Vaughan, III	Officer and Director (Principal Executive Officer)
/s/ Michael Dinkins	Executive Vice President and	September 30, 2008
Michael Dinkins	Chief Financial Officer (Principal Financial Officer)
/s/ John Hamerski	Vice President and Controller	September 29, 2008
John Hamerski	(Principal Accounting Officer)
/s/ Julie A. Beck	Director	September 29, 2008
Julie A. Beck
/s/ Robert W. Fiondella	Director	September 30, 2008
Robert W. Fiondella
s/ Scott R Royster	Director	September 29, 2008
Scott R. Royster
/s/ Julious P. Smith, Jr.	Director	September 29, 2008
Julious P. Smith, Jr.
/s/ Robert S. Ukrop	Director	September 29, 2008
Robert S. Ukrop